Archrock Reports First Quarter 2023 Results

HOUSTON, May 2, 2023 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the first quarter of 2023.

First Quarter 2023 and Recent Highlights

●	Revenue for the first quarter of 2023 was $229.8 million compared to $197.2 million in the first quarter of 2022.
●	Net income for the first quarter of 2023 was $16.5 million compared to $1.7 million in the first quarter of 2022.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the first quarter of 2023 was $97.2 million compared to $81.4 million in the first quarter of 2022.
●	Declared a quarterly dividend of $0.15 per common share for the first quarter of 2023, resulting in dividend coverage of 2.0x, and announced a $50 million share repurchase authorization.
●	Achieved record period-end utilization of 94% for the first quarter of 2023 compared to 84% in the first quarter of 2022.
●	Trending toward the high-end of 2023 Adjusted EBITDA guidance range of $400 million to $430 million.

Management Commentary and Outlook

“It’s an exciting time for the compression industry, and with the strategic actions we’ve taken to transform and differentiate our franchise, we believe Archrock has never been in a better position than it is today,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Strong customer demand drove utilization at the end of the first quarter to another all-time high of 94%. This translated into meaningful growth in quarterly revenue, gross margin and Adjusted EBITDA, putting us well on our way to delivering our previously announced financial guidance for 2023. In addition, we believe this significant inflection in Archrock’s 2023 performance is created by market supply and demand fundamentals that also support a robust multi-year outlook for natural gas, compression and Archrock.

“As we navigate the tightest compression market we have seen in decades, we are focused on demonstrating our improving earnings power through excellent operating execution, continuing to deliver a first-rate customer experience, harnessing the benefits of our upgraded technology platform and high-graded asset base and prioritizing opportunities to help our customers with emissions management. We also remain committed to creating value for our shareholders through disciplined capital allocation. We expect to reduce our leverage ratio to below 4.0 times this year, creating a visible path to consistent and meaningful increases in cash returns to shareholders over time,” concluded Childers.

First Quarter 2023 Financial Results

Archrock’s first quarter 2023 net income of $16.5 million included a non-cash long-lived and other asset impairment of $2.6 million and restructuring charges of $1.0 million. Archrock’s first quarter 2022 net income of $1.7 million included a non-cash long-lived and other asset impairment of $7.4 million.

Adjusted EBITDA for the first quarter of 2023 and 2022 included $3.6 million and $2.1 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the first quarter of 2023, contract operations segment revenue totaled $187.7 million, an increase of 15% compared to $163.7 million in the first quarter of 2022. Gross margin (a non-GAAP measure defined below) was $108.3 million, up 9% from $99.2 million in the first quarter of 2022 and includes $2.0 million in sales tax expense related to the usage of compression equipment that was previously captured in selling, general and administrative expense. Gross margin percentage of 58% for the first quarter of 2023, compared to 61% in the first quarter of 2022. Total operating horsepower at the end of the first quarter of 2023 was 3.5 million compared with 3.3 million at the end of the first quarter of 2022. Utilization at the end of the first quarter of 2023 was 94%, compared to 84% at the end of the first quarter of 2022.

Aftermarket Services

For the first quarter of 2023, aftermarket services segment revenue totaled $42.1 million, an increase of 25% compared to $33.5 million in the first quarter of 2022, driven by higher parts sales and service activity. Gross margin of $8.2 million increased 67% compared to $4.9 million in the first quarter of 2022. Gross margin percentage was 19%, up from 15% in the prior year quarter.

Balance Sheet

Long-term debt was $1.5 billion at March 31, 2023 and our available liquidity totaled $495.9 million. Our leverage ratio was 4.1x, compared to 4.5x as of March 31, 2022.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.15 per share of common stock, or $0.60 per share on an annualized basis. Dividend coverage in the first quarter of 2023 was 2.0x. The first quarter 2023 dividend will be paid on May 16, 2023 to stockholders of record at the close of business on May 9, 2023.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	March 31,		December 31,		March 31,
	2023		2022		2022
Net income	$16,485		$10,458		$1,721
Adjusted EBITDA	$97,199		$89,040		$81,432

Contract operations revenue	$187,745		$177,350		$163,656
Contract operations gross margin	$108,263		$103,002		$99,155
Contract operations gross margin percentage	58%		58%		61%

Aftermarket services revenue	$42,089		$41,521		$33,545
Aftermarket services gross margin	$8,181		$7,116		$4,907
Aftermarket services gross margin percentage	19%		17%		15%

Selling, general, and administrative	$26,425		$31,220		$27,773

Cash available for dividend	$46,247		$34,898		$41,147
Cash available for dividend coverage	2.0	x	1.5	x	1.8	x

Free cash flow	$30,190		$(27,252)		$39,914
Free cash flow after dividend	$6,338		$(49,841)		$17,241

Total available horsepower (at period end)	3,729		3,726		3,881
Total operating horsepower (at period end)	3,504		3,448		3,275
Horsepower utilization spot (at period end)	94%		93%		84%

Conference Call Details

Archrock will host a conference call on Wednesday, May 3, 2023, to discuss first quarter 2023 financial results. The call will begin at 10:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-440-5667 in the United States and Canada or 1-646-960-0476 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2023 Adjusted EBITDA guidance to net income appear below.

Gross margin, a non–GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our updated full year 2023 cash available for dividend guidance to net income appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is the leading provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward–looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward–looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward–looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s ability to develop and deploy new technologies and services, including ECOTEC’s products and services, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2022, Archrock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Revenue:
Contract operations	$187,745	$177,350	$163,656
Aftermarket services	42,089	41,521	33,545
Total revenue	229,834	218,871	197,201

Cost of sales (excluding depreciation and amortization):
Contract operations	79,482	74,348	64,501
Aftermarket services	33,908	34,405	28,638
Total cost of sales (excluding depreciation and amortization)	113,390	108,753	93,139

Selling, general and administrative	26,425	31,220	27,773
Depreciation and amortization	40,181	39,911	43,039
Long-lived and other asset impairment	2,569	5,225	7,416
Restructuring charges	1,047	—	—
Interest expense	26,581	26,380	25,246
Gain on sale of assets, net	(3,605)	(6,739)	(2,112)
Other (income) expense, net	603	1,897	36
Income before income taxes	22,643	12,224	2,664
Provision for income taxes	6,158	1,766	943
Net income	$16,485	$10,458	$1,721

Basic and diluted net income per common share (1)	$0.10	$0.07	$0.01

Weighted average common shares outstanding:
Basic	154,116	153,615	152,690
Diluted	154,281	153,744	152,810

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
March 31,	December 31,	March 31,
2023	2022	2022
Revenue:
Contract operations	$187,745	$177,350	$163,656
Aftermarket services	42,089	41,521	33,545
Total revenue	$229,834	$218,871	$197,201

Gross margin (1):
Contract operations	$108,263	$103,002	$99,155
Aftermarket services	8,181	7,116	4,907
Total gross margin	$116,444	$110,118	$104,062

Gross margin percentage:
Contract operations	58%	58%	61%
Aftermarket services	19%	17%	15%
Total gross margin percentage	51%	50%	53%

Selling, general and administrative	$26,425	$31,220	$27,773
% of revenue	11%	14%	14%

Adjusted EBITDA (1)	$97,199	$89,040	$81,432
% of revenue	42%	41%	41%

Capital expenditures	$84,392	$68,835	$44,858
Proceeds from sale of property, plant and equipment and other assets	(28,726)	(7,132)	(5,437)
Net capital expenditures	$55,666	$61,703	$39,421

Total available horsepower (at period end) (2)	3,729	3,726	3,881
Total operating horsepower (at period end) (3)	3,504	3,448	3,275
Average operating horsepower	3,475	3,394	3,257
Horsepower utilization:
Spot (at period end)	94%	93%	84%
Average	93%	91%	84%

Dividend declared for the period per share	$0.150	$0.150	$0.145
Dividend declared for the period to all shareholders	$23,504	$23,614	$22,584
Cash available for dividend coverage (4)	2.0	x	1.5	x	1.8	x

Free cash flow (1)	$30,190	$(27,252)	$39,914
Free cash flow after dividend (1)	$6,338	$(49,841)	$17,241

(1)	Management believes gross margin, Adjusted EBITDA, free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower, and includes new compressor units completed by a third party manufacturer that have been delivered to us.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	March 31,	December 31,	March 31,
	2023	2022	2022
Balance Sheet
Long-term debt (1)	$1,547,274	$1,548,334	$1,517,015
Total equity	853,050	860,693	872,323

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Gross Margin

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net income	$16,485	$10,458	$1,721
Depreciation and amortization	40,181	39,911	43,039
Long-lived and other asset impairment	2,569	5,225	7,416
Unrealized change in fair value of investment in unconsolidated affiliate	254	1,864	—
Restructuring charges	1,047	—	—
Interest expense	26,581	26,380	25,246
Stock-based compensation expense	3,327	2,893	3,067
Amortization of capitalized implementation costs (1)	597	543	—
Provision for income taxes	6,158	1,766	943
Adjusted EBITDA (2)	97,199	89,040	81,432
Selling, general and administrative	26,425	31,220	27,773
Stock-based compensation expense	(3,327)	(2,893)	(3,067)
Amortization of capitalized implementation costs	(597)	(543)	—
Unrealized change in fair value of investment in unconsolidated affiliate	(254)	(1,864)	—
Gain on sale of assets, net	(3,605)	(6,739)	(2,112)
Other (income) expense, net	603	1,897	36
Gross margin (2)	$116,444	$110,118	$104,062

(1)	The amortization of capitalized implementation costs is a new adjustment beginning in the fourth quarter of 2022; as such, only the amounts for the fourth quarter of 2022 and first quarter of 2023 have been included.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net income	$16,485	$10,458	$1,721
Depreciation and amortization	40,181	39,911	43,039
Long-lived and other asset impairment	2,569	5,225	7,416
Unrealized change in fair value of investment in unconsolidated affiliate	254	1,864	—
Restructuring charges	1,047	—	—
Interest expense	26,581	26,380	25,246
Stock-based compensation expense	3,327	2,893	3,067
Amortization of capitalized implementation costs (1)	597	543	—
Provision for income taxes	6,158	1,766	943
Adjusted EBITDA (2)	97,199	89,040	81,432
Less: Maintenance capital expenditures	(22,562)	(24,695)	(13,546)
Less: Other capital expenditures	(2,578)	(3,849)	(1,983)
Less: Cash tax payment	(18)	(4)	(3)
Less: Cash interest expense	(25,794)	(25,594)	(24,753)
Cash available for dividend (3)	$46,247	$34,898	$41,147

(1)	The amortization of capitalized implementation costs is a new adjustment beginning in the fourth quarter of 2022; as such, only the amounts for the fourth quarter of 2022 and first quarter of 2023 have been included.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net cash provided by operating activities	$87,856	$37,118	$76,572
Inventory write-downs	(216)	(600)	(294)
Provision for (benefit from) credit losses	340	(234)	(108)
Gain on sale of assets, net	3,605	6,739	2,112
Current income tax provision (benefit)	277	161	57
Cash tax payment	(18)	(4)	(3)
Amortization of operating lease ROU assets	(823)	(799)	(780)
Amortization of contract costs	(5,090)	(4,951)	(4,476)
Deferred revenue recognized in earnings	4,476	5,247	3,115
Cash restructuring charges	120	—	—
Changes in assets and liabilities	(19,140)	20,765	(18,185)
Maintenance capital expenditures	(22,562)	(24,695)	(13,546)
Other capital expenditures	(2,578)	(3,849)	(1,983)
Payments for settlement of interest rate swaps that include financing elements	—	—	(1,334)
Cash available for dividend (1)	$46,247	$34,898	$41,147

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net cash provided by operating activities	$87,856	$37,118	$76,572
Net cash used in investing activities	(57,666)	(64,370)	(36,658)
Free cash flow (1)	30,190	(27,252)	39,914
Dividends paid to stockholders	(23,852)	(22,589)	(22,673)
Free cash flow after dividend (1)	$6,338	$(49,841)	$17,241

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Annual Guidance Range
	2023
	Low	High
Net income (1)	$75,000	$105,000
Interest expense	111,000	111,000
Provision for income taxes	33,000	33,000
Depreciation and amortization	167,000	167,000
Stock-based compensation expense	12,000	12,000
Amortization of capitalized implementation costs	2,000	2,000
Adjusted EBITDA (2)	400,000	430,000
Less: Maintenance capital expenditures	(75,000)	(80,000)
Less: Other capital expenditures	(15,000)	(15,000)
Less: Cash interest expense	(108,000)	(108,000)
Cash available for dividend (3)(4)	$202,000	$227,000

(1)	2023 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for both 2022 and 2021 was $21.4 million.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(24.5) million and $(9.5) million for 2022 and 2021, respectively.